                                    EXHIBIT A

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees to the joint filing with each other of the attached statement on Schedule 13G and to all amendments to such statement and that such statement and all amendments to such statement is made on behalf of each of them.

Date:  June 3, 2002

                                  BEAR HUNTER HOLDINGS LLC


                                  By: /s/   Michael Winchell
                                     --------------------------------
                                      Name: Michael Winchell
                                      Title:Managing Member


                                  BEAR WAGNER SPECIALISTS LLC


                                  By: /s/   Michael Winchell
                                     --------------------------------
                                      Name: Michael Winchell
                                      Title:COO


                                  ESTATE OF EMERIC HARVEY


                                  By: /s/ Jennifer L. Harvey
                                     --------------------------------
                                      Jennifer L. Harvey
                                      Personal Representative



                                  JENNIFER L. HARVEY


                                  HBH SPECIALISTS LLC

                                  By: /s/   Joseph Palmeri
                                     --------------------------------
                                      Name: Joseph Palmeri
                                      Title:CEO


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